Exhibit 5.1

ONE SHELL PLAZA	AUSTIN
910 LOUISIANA	DALLAS
HOUSTON, TEXAS	DUBAI
77002-4995	HONG KONG
HOUSTON
TEL +1	LONDON
713.229.1234	MOSCOW
FAX +1	NEW YORK
713.229.1522	RIYADH
www.bakerbotts.com	WASHINGTON
October 13, 2006
001349.0347
ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079
Ladies and Gentlemen:
          In connection with the issuance by (i) ConocoPhillips Canada Funding Company I, a Nova Scotia unlimited liability company (“Funding I”), of $1,250,000,000 aggregate principal amount of its 5.625% Notes due 2016 (the “Funding I Notes”), guaranteed by ConocoPhillips, a Delaware corporation (“ConocoPhillips”), and ConocoPhillips Company, a Delaware corporation (“CPCo”) (the “Funding I Guarantees”), and (ii) ConocoPhillips Canada Funding Company II, a Nova Scotia unlimited liability company (“Funding II” and, together with Funding I, the “Issuers”), of $350,000,000 aggregate principal amount of its 5.30% Notes due 2012 (the “2012 Notes”) and $500,000,000 aggregate principal amount of its 5.95% Notes due 2036 (collectively with the 2012 Notes, the “Funding II Notes”; the Funding I Notes and the Funding II Notes are collectively referred to herein as the “Notes”), in each case guaranteed by ConocoPhillips and CPCo (the “Funding II Guarantees”; the Funding I Guarantees and the Funding II Guarantees are collectively referred to herein as the “Guarantees”), pursuant to (a) the Registration Statement of ConocoPhillips, Funding I, Funding II and CPCo on Form S-3 (Registration Nos. 333-137890, 333-137890-01, 333-137890-02 and 333-137890-03) (the “Registration Statement”), which was filed by ConocoPhillips, Funding I, Funding II and CPCo with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (b) the related prospectus dated October 6, 2006, as supplemented by the prospectus supplement relating to the sale of the Notes dated October 10, 2006 (as so supplemented, the “Prospectus”), as filed by ConocoPhillips, Funding I, Funding II and CPCo with the Commission pursuant to Rule 424(b) under the Act, certain legal matters with respect to the Notes and the Guarantees are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Current Report of ConocoPhillips on Form 8-K to be filed with the Commission on the date hereof (the “Form 8-K”).
          The Funding I Notes and the related Funding I Guarantees are to be issued pursuant to the Indenture, to be dated as of October 13, 2006, among Funding I, as issuer, ConocoPhillips and CPCo, as guarantors, and The Bank of New York Trust Company, National Association, as trustee (the “Funding I Indenture”); and each series of the Funding II Notes and the related Funding II Guarantees are to be issued pursuant to an Indenture, to be dated as of October 13, 2006, between Funding II, as issuer, ConocoPhillips and CPCo, as guarantors, and The Bank of New York Trust Company, National Association, as trustee (the “Funding II Indenture” and, together with the Funding I Indenture, the “Indentures”). The terms of the Notes

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of each series (including the form of Note) are to be established pursuant to resolutions adopted by the Board of Directors of the applicable Issuer (the “Board Resolution”).
          In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) ConocoPhillips’ Restated Certificate of Incorporation and By-laws and CPCo’s Restated Certificate of Incorporation and By-laws, each as amended to date; (ii) the Underwriting Agreement (the “Underwriting Agreement”) incorporated by reference into the Terms Agreement, dated as of October 10, 2006 (the “Terms Agreement”), among ConocoPhillips, Funding I, Funding II and the several Underwriters named in Schedule A to the Terms Agreement (the “Underwriters”), relating to the issuance and sale of the Notes; (iii) the Registration Statement and the Prospectus; (iv) the form of Funding I Indenture and the form of Funding II Indenture, together with the forms of the terms of the Notes (the “Terms of Notes”) of each series, in each case as filed as exhibits to the Form 8-K; and (v) the corporate records of ConocoPhillips and CPCo, including minute books of ConocoPhillips and CPCo as furnished to us by each of them respectively, certificates of public officials and of representatives of ConocoPhillips, CPCo, Funding I and Funding II, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of ConocoPhillips, CPCo, Funding I and Funding II and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. We also have assumed that (1) the applicable Board Resolution establishing the form and terms of the Notes of each series has been duly adopted by the Board of Directors of the Issuer thereof in accordance with the provisions of the related Indenture and (2) the Notes of each series and the related Indenture have been duly authorized, such Indenture will be validly executed and delivered and the Notes of such series will be validly executed, issued and delivered, in each case by the applicable Issuer.
          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
     (i) The Funding I Notes and the related Funding I Guarantees will, when duly executed, issued and delivered by Funding I, executed, endorsed and delivered by ConocoPhillips and CPCo and authenticated and delivered by the trustee in accordance with the terms of the Funding I Indenture and the Terms of Notes for the Funding I Notes and duly purchased and paid for by the Underwriters in accordance with the terms of the Terms Agreement (including the provisions of the Underwriting Agreement incorporated by reference in the Terms Agreement), constitute legal, valid and binding obligations of Funding I, ConocoPhillips and CPCo, respectively, enforceable against Funding I, ConocoPhillips and CPCo, respectively, in accordance with their terms, except as that enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting

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creditors’ rights generally, and general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).
          (ii) The Funding II Notes and the related Funding II Guarantees will, when duly executed, issued and delivered by Funding II, executed, endorsed and delivered by ConocoPhillips and CPCo and authenticated and delivered by the trustee in accordance with the terms of the Funding II Indenture and the Terms of Notes for the Funding II Notes and duly purchased and paid for by the Underwriters in accordance with the terms of the Terms Agreement (including the provisions of the Underwriting Agreement incorporated by reference in the Terms Agreement), constitute legal, valid and binding obligations of Funding II, ConocoPhillips and CPCo, respectively, enforceable against Funding II, ConocoPhillips and CPCo, respectively, in accordance with their terms, except as that enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).
          The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law. In particular, we understand that you are receiving an opinion from McInnes Cooper as to all matters the laws of Nova Scotia, and we express no opinion herein with respect to matters of the laws of Nova Scotia. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Form 8-K. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.